Exhibit 99.1

More information: James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2010

ACHIEVES SECOND QUARTER ADJUSTED EBITDA OF $85.5 MILLION

INCREASES TRAILING TWELVE-MONTH ADJUSTED EBITDA TO $332.4 MILLION

STAMFORD, Conn., July 30, 2010 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in customer engagement solutions that enhance and extend the relationship and loyalty of millions of consumers of financial service, retail, hospitality and e-commerce companies, announced today its financial results for the three month period ended June 30, 2010 (“second quarter”).

“For the second consecutive quarter, we are seeing reasonable topline revenue growth, giving us further confidence that the improvements we began to realize last quarter with respect to the claims rates in our domestic Insurance business and pay-through rates in the domestic Membership business have continued,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “Our results this quarter were additionally benefited by the strong growth we continue to see in our Loyalty products, as our partners and their customers have responded very positively to programs we’ve begun this past year.”

Commenting further on the results, Mr. Lipman added, “Although we have had a very strong start to 2010 overall, we continue to expect our full year Adjusted EBITDA, excluding the impact of our Connexions acquisition, will be relatively flat as compared to 2009, as we increase our investments in marketing and commissions over the second half of the year to build a strong foundation for our growth in 2011 and beyond.”

On July 1, 2010, the Company completed its previously announced acquisition of Connexions Loyalty Travel Solutions (“Connexions”) for an aggregate purchase price of $135 million, subject to certain adjustments. The purchase was financed with available cash on hand at July 1, 2010. Beginning with the third quarter, the Connexions business results will be reported in a manner consistent with the respective products in the Company’s existing reporting structure.

Results Highlights

Note: readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results, including a definition of the term “Transactions.”

Second Quarter Net Revenues

•

Net revenues for the second quarter of 2010 were $340.5 million as compared to $333.5 million for the second quarter of 2009, reflecting an increase of 2.1%, due to across-the-board growth in all North American products revenue, partially offset by a decline in International products revenue.

•

More specifically, the increase in net revenues was due to higher Insurance and Package revenue, due to a lower cost of insurance resulting from lower claims experience, and higher Loyalty revenue. The increases in net revenues were partially offset by the impact of unfavorable foreign exchange to our International products net revenue.

Second Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 7) was $85.5 million as compared to $70.9 million for the second quarter of 2009.

•

Segment EBITDA for the second quarter of 2010 was $63.9 million as compared to $70.8 million for the second quarter of 2009, a decrease of $6.9 million, or 9.7%, as the higher net revenues and lower marketing and commissions were more than offset by higher operating costs, $8.0 million in non-cash costs associated with the exit of the lease on our former corporate headquarters and increased general and administrative expenses.

Segment Commentary

North America:

Membership products revenue increased $0.8 million, from $172.1 million to $172.9 million, or 0.5%, as compared to the second quarter of 2009. Net revenues increased as a 13.8% increase in annualized revenue per average retail member more than offset lower retail member volumes. Membership Segment EBITDA increased $0.2 million, from $30.1 million to $30.3 million, or 0.7%, as compared to the second quarter of 2009, as the benefits from lower marketing and commission expense - due principally to a delay in the launch of a program with a significant client until the end of the quarter - were largely offset by the non-cash exit costs related to the lease on our former corporate headquarters, as well as higher general and administrative costs.

Insurance and Package products revenue increased $5.1 million, from $84.0 million to $89.1 million, or 6.1%, as compared to the second quarter of 2009 primarily due to a lower cost of insurance as a result of lower claims experience, which contributed to a 14.3% increase in annualized revenue per supplemental insured. Insurance and Package Segment EBITDA increased $0.4 million in the second quarter, from $26.0 million to $26.4 million, or 1.5%, as higher marketing and commissions expense substantially offset the higher net revenues.

Loyalty products revenue increased $4.4 million, from $17.3 million to $21.7 million, or 25.4%, as compared to the second quarter of 2009, primarily due to the revenue associated with the launch of new clients and programs. Loyalty Segment EBITDA increased $0.4 million in the second quarter, from $6.2 million to $6.6 million, or 6.5%, as the higher net revenues were offset by higher associated product and servicing costs, as well as higher set-up fees associated with new clients.

International:

International revenue decreased $3.5 million, from $61.1 million to $57.6 million, or 5.7%, as compared to the second quarter of 2009 primarily due to a $2.3 million unfavorable foreign exchange impact associated with the strengthening in the U.S. dollar as well as declines in package as contracts renewed at lower rates more than offset revenues from a business acquired in the fourth quarter of 2009. International Segment EBITDA decreased $4.5 million, from $10.1 million to $5.6 million due primarily to the package contract renewals as well as higher general and administrative expenses partly related to success-based compensation and other costs associated with prior acquisitions.

Selected Liquidity Data

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility that were amended and restated in April 2010. For a more complete description of Affinion’s debt instruments at June 30, 2010, see the note in Table 2.

On April 9, 2010, the Company and its parent company, Affinion Group Holdings, Inc., entered into a $1 billion amended and restated senior secured credit facility. The amended and restated senior secured credit facility consists of a five-year $125.0 million revolving credit facility and an $875.0 million term loan facility maturing in October 2016. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments.

At June 30, 2010, Affinion had $303.0 million outstanding under the senior notes issued in 2005 and 2006 (net of discounts and premiums), $139.8 million outstanding under the senior notes issued in 2009 (net of discounts), $872.8 million outstanding under its term loan facility, and $352.7 million outstanding under the senior subordinated notes (net of discounts).

As of June 30, 2010, there were no outstanding borrowings under the Company’s revolving credit facility and $118.3 million was available for borrowing, after giving effect to the issuance of $6.7 million in letters of credit. Additionally, the Company had $276.1 million of unrestricted cash on hand.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended June 30, 2010 at 10:00 am (EDT) on Friday, July 30, 2010. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 89293544. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) August 2, 2010 by dialing 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and entering passcode 89293544.

Important Notes

On October 17, 2005, Affinion Group Inc. completed the acquisition (the “Transactions”) of the marketing services division (the “Predecessor”) of Cendant Corporation (“Cendant”) pursuant to a purchase agreement dated July 26, 2005, as amended. Substantially all of the assets and liabilities of the Predecessor were acquired by Affinion in the Transactions.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three- and six-month period ended June 30, 2010, and the unaudited consolidated results of operations for the three- and six-month period ended June 30, 2009.

About Affinion Group

As a global leader with more than 35 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the company has approximately 4,000 employees throughout the United States and in 12 other countries, primarily in Europe, and markets in 15 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2010 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in Affinion’s reports filed with the SEC, including Affinion’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR SELECTED

BUSINESS SEGMENTS

The following table provides data for selected business segments.

Member and insured amounts in thousands, except dollars and percentages

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Global Membership Products :
Retail
Average Members(1) (2)	7,055	7,886	7,233	7,974
Annualized Net Revenue Per Average Member(3)	$91.25	$80.80	$88.99	$79.20
Average Retail Members including wholesale formerly retail and other(2) (4)	9,005	9,874	9,175	9,969
Affinion North America:
Membership Products -
Retail
Average Members(1)	6,572	7,285	6,732	7,373
% Monthly Members	62.0%	51.2%	61.1%	49.1%
% Annual Members	38.0%	48.8%	38.9%	50.9%
Annualized Net Revenue Per Average Member(3)	$91.04	$80.01	$88.51	$78.92
Wholesale
Average Members(1)	5,817	5,777	5,800	5,523
Portion for service formerly retail and other (4)	1,844	1,988	1,845	1,995
Average Retail Members including wholesale formerly retail and other(4)	8,416	9,273	8,577	9,368
Insurance and Package Products -
Insurance
Average Basic Insured(1)	22,598	23,532	22,816	23,316
Average Supplemental Insured	4,419	4,569	4,445	4,585
Annualized Net Revenue per Supplemental Insured(3)	$62.05	$54.31	$60.40	$53.95
Package
Average Members(1)	7,981	6,148	7,796	5,973
Annualized Net Revenue Per Average Member(3)	$7.94	$11.68	$8.27	$12.03
Affinion International:
International Products -
Package
Average Members(1)	16,401	15,959	16,623	16,097
Annualized Net Revenue Per Average Package Member(3)	$6.75	$7.39	$7.20	$7.19
Other Retail Membership
Average Members(1)	1,280	1,476	1,280	1,529
Annualized Net Revenue Per Average Member(3)	$37.37	$34.60	$38.46	$32.35
New Retail Membership
Average Members(1)	483	601	501	601
Annualized Net Revenue Per Average Member(3)	$94.13	$90.33	$95.37	$82.55
Fee for service formerly retail (4)	106	—	97	—
New retail including formerly retail (4)	589	601	598	601

(1)

Average Members and Average Basic Insured for the period are each calculated by determining the average members or insureds, as applicable, for each month (adding the number of members or insureds, as applicable, at the beginning of the month with the number of members or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A member’s or insured’s, as applicable, account is added or removed in the period in which the member or insured, as applicable, has joined or cancelled.

(2)	Includes International Operations New Retail Average Members.
(3)

Annualized Net Revenue Per Average Member and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average members or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a member or an insured, as applicable, the member’s or insured’s, as applicable, revenues, are no longer recognized in the calculation.

(4)

Certain programs historically offered as retail arrangements are currently offered as wholesale arrangements where the Company receives lower annualized price points and pays no related commission expense. Additionally, more recently, the Company has entered into other relationships with new and existing affinity partners, including arrangements where the affinity partner offers the Company’s membership programs at point of sale retail locations to their customers.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2010 AND DECEMBER 31, 2009

(In millions, except share amounts)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$276.1	$69.8
Restricted cash	37.1	35.0
Receivables (net of allowance for doubtful accounts of $1.1 and $0.4, respectively)	94.5	112.2
Receivables from related parties	8.3	10.9
Profit-sharing receivables from insurance carriers	78.7	71.8
Prepaid commissions	60.1	64.7
Income taxes receivable	5.2	2.2
Other current assets	56.2	53.1

Total current assets	616.2	419.7
Property and equipment, net	105.0	98.9
Contract rights and list fees, net	28.3	34.3
Goodwill	314.9	318.8
Other intangibles, net	427.6	474.4
Receivables from related parties	3.8	3.5
Other non-current assets	148.9	119.8

Total assets	$1,644.7	$1,469.4

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$9.0	$20.2
Accounts payable and accrued expenses	308.8	281.4
Payables to related parties	17.6	14.7
Deferred revenue	178.6	199.1
Income taxes payable	4.5	6.6

Total current liabilities	518.5	522.0
Long-term debt	1,660.4	1,423.2
Deferred income taxes	37.6	34.6
Deferred revenue	25.1	30.5
Other long-term liabilities	69.1	65.9

Total liabilities	2,310.7	2,076.2

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	281.7	285.5
Accumulated deficit	(952.7)	(905.2)
Accumulated other comprehensive income	4.3	11.7

Total Affinion Group, Inc. deficit	(666.7)	(608.0)
Non-controlling interest in subsidiary	0.7	1.2

Total deficit	(666.0)	(606.8)

Total liabilities and deficit	$1,644.7	$1,469.4

Note: The information presented in this release reflects the financial statement data and the results of operations of Affinion Group, Inc., (“Affinion”) and its consolidated subsidiaries, and does not include the $350 million senior unsecured term loan facility incurred by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2009. As part of the financing for the Transactions, Affinion (a) issued $270.0 million in principal amount of 10  1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11  1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10  1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10  1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(In millions)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net revenues	$340.5	$333.5	$683.7	$667.5

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	141.1	152.1	279.8	291.9
Operating costs	89.3	85.9	183.2	173.0
General and administrative	38.2	24.7	73.6	56.3
Facility exit costs	8.0	—	8.0	—
Depreciation and amortization	48.6	51.2	97.1	101.5

Total expenses	325.2	313.9	641.7	622.7

Income from operations	15.3	19.6	42.0	44.8
Interest income	3.7	0.8	7.2	1.0
Interest expense	(41.8)	(23.7)	(79.5)	(58.5)
Loss on extinguishment of debt	(7.4)	—	(7.4)	—
Other (expense) income, net	(0.1)	1.5	(1.9)	(6.7)

Loss before income taxes and non-controlling interest	(30.3)	(1.8)	(39.6)	(19.4)
Income tax expense	(4.2)	(1.0)	(7.4)	(3.5)

Net loss	(34.5)	(2.8)	(47.0)	(22.9)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	(0.5)	(0.4)

Net loss attributable to Affinion Group, Inc.	$(34.7)	$(3.0)	$(47.5)	$(23.3)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

(In millions)

	For the Six Months Ended
	June 30, 2010	June 30, 2009
Operating Activities
Net loss	$(47.0)	$(22.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	97.1	101.5
Amortization of favorable and unfavorable contracts	(1.1)	(1.1)
Amortization of debt discount and financing costs	5.3	3.2
Unrealized loss (gain) on interest rate swaps	6.0	(2.8)
Unrealized foreign currency transaction loss	1.9	6.8
Loss on extinguishment of debt	7.4	—
Facility exit costs	8.0	—
Stock-based compensation	4.2	2.6
Interest accretion on held-to-maturity debt securities	(4.0)	(0.4)
Deferred income taxes	5.8	(3.6)
Payment received for assumption of loyalty points program liability	2.7	0.7
Net change in assets and liabilities:
Restricted cash	(2.6)	0.9
Receivables	11.7	(1.3)
Receivables from and payables to related parties	(4.0)	3.8
Profit-sharing receivables from insurance carriers	(7.2)	24.3
Prepaid commissions	4.0	(4.1)
Other current assets	(5.7)	0.2
Contract rights and list fees	0.7	(1.0)
Other non-current assets	(7.1)	(2.6)
Accounts payable and accrued expenses	24.6	9.8
Deferred revenue	(23.3)	(16.4)
Income taxes receivable and payable	(5.2)	4.1
Other long-term liabilities	(0.8)	(3.9)
Other, net	6.2	(3.5)

Net cash provided by operating activities	77.6	94.3

Investing Activities
Capital expenditures	(20.5)	(15.6)
Restricted cash	(0.6)	—
Purchase of held-to-maturity debt securities of Affinion Group Holdings, Inc	—	(44.8)
Acquisition-related payments, net of cash acquired	(37.5)	(2.3)
Other investing activity	(1.0)	—

Net cash used in investing activities	(59.6)	(62.7)

Financing Activities
Proceeds from new borrowings	875.0	—
Principal payments on borrowings	(650.9)	(6.6)
Proceeds from issuance of senior notes	—	136.5
Deferred financing costs	(27.0)	(3.4)
Repayments under line of credit, net	—	(57.0)
Return of capital to parent company	(3.8)	(24.1)
Distribution to non-controlling interest	(1.0)	(0.7)

Net cash provided by financing activities	192.3	44.7

Effect of changes in exchange rates on cash and cash equivalents	(4.0)	1.0

Net increase in cash and cash equivalents	206.3	77.3
Cash and cash equivalents, beginning of period	69.8	36.3

Cash and cash equivalents, end of period	$276.1	$113.6

Supplemental Disclosure of Cash Flow Information:
Interest payments	$64.7	$56.2

Income tax payments	$7.0	$2.7

TABLE 5

AFFINION GROUP, INC.

UNAUDITED COMPARISON OF 2010 TO 2009 RESULTS

(In millions)

The following table summarizes our consolidated results of operations for the three and six months ended June 30, 2010 and 2009.

	For the Three Months Ended
	June 30, 2010	June 30, 2009	Increase (Decrease)
Net revenues	$340.5	$333.5	$7.0
Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	141.1	152.1	(11.0)
Operating costs	89.3	85.9	3.4
General and administrative	38.2	24.7	13.5
Facility exit costs	8.0	—	8.0
Depreciation and amortization	48.6	51.2	(2.6)

Total expenses	325.2	313.9	11.3

Income from operations	15.3	19.6	(4.3)
Interest income	3.7	0.8	2.9
Interest expense	(41.8)	(23.7)	(18.1)
Loss on extinguishment of debt	(7.4)	—	(7.4)
Other (expense) income, net	(0.1)	1.5	(1.6)

Loss before income taxes and non-controlling interest	(30.3)	(1.8)	(28.5)
Income tax expense	(4.2)	(1.0)	(3.2)

Net loss	(34.5)	(2.8)	(31.7)
Less: net income attributable to non-controlling interest	(0.2)	(0.2)	—

Net loss attributable to Affinion Group, Inc.	$(34.7)	$(3.0)	$(31.7)

	For the Six Months Ended
	June 30, 2010	June 30, 2009	Increase (Decrease)
Net revenues	$683.7	$667.5	$16.2
Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	279.8	291.9	(12.1)
Operating costs	183.2	173.0	10.2
General and administrative	73.6	56.3	17.3
Facility exit costs	8.0	—	8.0
Depreciation and amortization	97.1	101.5	(4.4)

Total expenses	641.7	622.7	19.0

Income from operations	42.0	44.8	(2.8)
Interest income	7.2	1.0	6.2
Interest expense	(79.5)	(58.5)	(21.0)
Loss on extinguishment of debt	(7.4)	—	(7.4)
Other expense	(1.9)	(6.7)	4.8

Loss before income taxes and non-controlling interest	(39.6)	(19.4)	(20.2)
Income tax expense	(7.4)	(3.5)	(3.9)

Net loss	(47.0)	(22.9)	(24.1)
Less: net income attributable to non-controlling interest	(0.5)	(0.4)	(0.1)

	For the Six Months Ended
	June 30, 2010	June 30, 2009	Increase (Decrease)
Net loss attributable to Affinion Group, Inc.	$(47.5)	$(23.3)	$(24.2)

TABLE 6

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net Revenues			Segment EBITDA (1)
	For the Three Months Ended June 30,		Increase (Decrease)	For the Three Months Ended June 30,		Increase (Decrease)
	2010	2009		2010	2009
Affinion North America
Membership products	$172.9	$172.1	$0.8	$30.3	$30.1	$0.2
Insurance and package products	89.1	84.0	5.1	26.4	26.0	0.4
Loyalty products	21.7	17.3	4.4	6.6	6.2	0.4
Eliminations	(0.8)	(1.0)	0.2	—	—	—

Total North America	282.9	272.4	10.5	63.3	62.3	1.0
Affinion International
International products	57.6	61.1	(3.5)	5.6	10.1	(4.5)

Total products	340.5	333.5	7.0	68.9	72.4	(3.5)
Corporate	—	—	—	(5.0)	(1.6)	(3.4)

Total	$340.5	$333.5	$7.0	63.9	70.8	(6.9)

Depreciation and amortization				(48.6)	(51.2)	2.6

Income from operations				$15.3	$19.6	$(4.3)

	Net Revenues			Segment EBITDA (1)
	For the Six Months Ended June 30,		Increase (Decrease)	For the Six Months Ended June 30,		Increase (Decrease)
	2010	2009		2010	2009
Affinion North America
Membership products	$345.8	$349.7	$(3.9)	$69.9	$66.4	$3.5
Insurance and package products	176.9	167.6	9.3	53.8	55.5	(1.7)
Loyalty products	40.9	34.6	6.3	12.1	11.3	0.8
Eliminations	(1.7)	(2.0)	0.3	—	—	—

Total North America	561.9	549.9	12.0	135.8	133.2	2.6
Affinion International
International products	121.8	117.6	4.2	13.3	16.2	(2.9)

Total products	683.7	667.5	16.2	149.1	149.4	(0.3)
Corporate	—	—	—	(10.0)	(3.1)	(6.9)

Total	$683.7	$667.5	$16.2	139.1	146.3	(7.2)

Depreciation and amortization				(97.1)	(101.5)	4.4

Income from operations				$42.0	$44.8	$(2.8)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 7 for a discussion on Segment EBITDA.

TABLE 7

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended June 30, 2010 and the three and six months ended June 30, 2010 and 2009 to our Adjusted EBITDA.

	For the Twelve Months Ended June 30, 2010(a)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2010	2009	2010	2009
Net cash provided by operating activities	$86.1	$13.7	$28.0	$77.6	$94.3
Interest expense, net	136.4	38.1	22.9	72.3	57.5
Income tax expense	15.7	4.2	1.0	7.4	3.5
Amortization of favorable and unfavorable contracts	2.2	0.5	0.6	1.1	1.1
Amortization of debt discount and financing costs	(10.3)	(2.8)	(1.7)	(5.3)	(3.2)
Unrealized (loss) gain on interest rate swaps	(7.9)	(1.6)	7.2	(6.0)	2.8
Deferred income taxes	(13.9)	3.7	(0.1)	(5.8)	3.6
Interest accretion on held-to-maturity debt securities	7.9	2.0	0.4	4.0	0.4
Payment received for assumption of loyalty points program liability	(8.7)	(2.7)	(0.7)	(2.7)	(0.7)
Changes in assets and liabilities	98.7	18.7	15.5	8.7	(10.3)
Effect of the Transactions, reorganizations, certain legal costs, and net cost savings (b)	7.7	4.8	(0.6)	4.4	(1.3)
Other, net (c)	18.5	6.9	(1.6)	12.5	0.3

Adjusted EBITDA(d)(e)	$332.4	$85.5	$70.9	$168.2	$148.0

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the six months ended June 30, 2009 plus consolidated financial data for the six months ended June 30, 2010.

(b)

Effect of the Transactions, reorganizations, certain legal costs and net cost savings – eliminates the effects of the Transactions, legal expenses for certain legal matters, and certain severance costs.

(c)

Other, net—represents the elimination of changes in certain other reserves, foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, the loss from an investment accounted for under the equity method, consulting fees paid to Apollo, costs related to acquisitions and facility exit costs.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(e)

Adjusted EBITDA does not give pro forma effect to our acquisition of a marketing services and procurement services provider for a leading Italian financial institution that was completed in the fourth quarter of 2009 and the acquisition of credit card registration membership contracts from a U.S.-based financial institution that was completed in the first quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisitions had occurred on July 1, 2009 in calculating the Adjusted EBITDA under our amended and restated senior secured credit facility and the indentures governing our senior notes and senior subordinated notes.

TABLE 7 – cont’d

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended June 30, 2010 and the three and six months ended June 30, 2010 and 2009 to our Adjusted EBITDA.

	For the Twelve Months Ended June 30, 2010(a)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2010	2009	2010	2009
Net loss attributable to Affinion Group, Inc.	$(74.2)	$(34.7)	$(3.0)	$(47.5)	$(23.3)
Interest expense, net	136.4	38.1	22.9	72.3	57.5
Income tax expense	15.7	4.2	1.0	7.4	3.5
Non-controlling interest	1.0	0.2	0.2	0.5	0.4
Other expense (income), net	7.1	0.1	(1.5)	1.9	6.7
Loss on extinguishment of debt	7.4	7.4	—	7.4	—
Depreciation and amortization	196.6	48.6	51.2	97.1	101.5
Effect of the Transactions, reorganizations and non-recurring revenues and gains (b)	(6.9)	(1.5)	(1.9)	(3.2)	(3.8)
Certain legal costs (c)	7.9	4.4	0.1	5.2	(0.1)
Net cost savings (d)	6.7	1.9	1.2	2.4	2.6
Other, net (e)	34.7	16.8	0.7	24.7	3.0

Adjusted EBITDA(f)(g)	$332.4	$85.5	$70.9	$168.2	$148.0

Interest coverage ratio(h)	2.61
Consolidated leverage ratio(i)	4.91
Fixed charge coverage ratio (j)	2.42

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the six months ended June 30, 2009 plus consolidated financial data for the six months ended June 30, 2010.

(b)	Effect of the Transactions, reorganizations and non-recurring revenues and gains – eliminates the effects of the Transactions.
(c)	Certain legal costs – represents the elimination of legal costs, net of reimbursements, for certain litigation matters.
(d)	Net cost savings – represents the elimination of severance costs incurred.
(e)

Other, net – represents the elimination of (i) net changes in certain reserves, (ii) stock-based compensation expense, (iii) foreign currency gains and losses relating to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) non-recurring costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.

(g)

Adjusted EBITDA does not give pro forma effect to our acquisition of a marketing services and procurement services provider for a leading Italian financial institution that was completed in the fourth quarter of 2009 and the acquisition of credit card registration membership contracts from a U.S.-based financial institution that was completed in the first quarter of 2010. However, we do make such accretive pro forma adjustment as if such acquisitions had occurred on July 1, 2009 in calculating the Adjusted EBITDA under our amended and restated senior secured credit facility and the indentures governing our senior notes and senior subordinated notes.

(h)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at June 30, 2010.

(i)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined, to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.75 to 1.0 at June 30, 2010.

(j)

The fixed charge coverage ratio is defined in the indentures governing our senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing fees associated with the amended and restated senior secured credit facility entered into on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended June 30, 2010 and the three and six months ended June 30, 2010 and 2009 to our Segment EBITDA.

	For the Twelve Months Ended June 30, 2010(a)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
		2010	2009	2010	2009
Net loss attributable to Affinion Group, Inc	$(74.2)	$(34.7)	$(3.0)	$(47.5)	$(23.3)
Interest expense, net	136.4	38.1	22.9	72.3	57.5
Income tax expense	15.7	4.2	1.0	7.4	3.5
Non-controlling interest	1.0	0.2	0.2	0.5	0.4
Other expense (income), net	7.1	0.1	(1.5)	1.9	6.7
Loss on extinguishment of debt	7.4	7.4	—	7.4	—
Depreciation and amortization	196.6	48.6	51.2	97.1	101.5

Segment EBITDA	$290.0	$63.9	$70.8	$139.1	$146.3

(a)

Represents consolidated financial data for the year ended December 31, 2009, minus consolidated financial data for the six months ended June 30, 2009 plus consolidated financial data for the six months ended June 30, 2010.